Exhibit 99(j)

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information, and to the incorporation by reference of our report dated November 7, 2022, in the Registration Statement (Form N-1A No. 002-74747) of First American Funds, Inc. filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 109 under the Securities Act of 1933

/s/ Ernst & Young LLP

Minneapolis, MN

November 15, 2022